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                                                            Exhibit 11 Form 10-Q
                                                Commission File Number 000-22567


                               The WMF Group, Ltd.
                 Statement re Computation of Per Share Earnings
                                   (Unaudited)
                (Dollars in thousands, except per share amounts)


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

                                                   For the Three Months Ended
                                                            March 31,
                                                   --------------------------
                                                       2000          1999
                                                   -----------    -----------
     Net income (loss)                             $     1,184    $    (1,258)
                                                   ===========    ===========


Weighted average shares of common
      stock used for Basic computation              10,750,109      8,144,616
                                                   ===========    ===========

Weighted average shares of common
      stock                                         10,750,109      8,144,616
Diluted adjustment:
      Assumed exercise of options and
        warrants (treasury stock method)               291,071              -
                                                   -----------    -----------
      Total weighted average shares and
        equivalents used for Diluted
        computation                                 11,041,180      8,144,616
                                                   ===========    ===========

INCOME (LOSS) PER COMMON SHARE:

        Net income (loss) per common
            share - Basic                          $       .11    $      (.15)
                                                   ===========    ===========

        Net income (loss) per common
            share - Diluted                        $       .11    $      (.15)
                                                   ===========    ===========

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